EXHIBIT 3.9

                               ARTICLES OF MERGER
                                       OF
                             SAKER ONE CORPORATION,
                               a Utah corporation

                                       and

                             SAKER ONE CORPORATION,
                              a Nevada corporation


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                               ARTICLES OF MERGER
                                       OF
                              SAKER ONE CORPORATION
                              (A Utah Corporation)
                                      INTO
                              SAKER ONE CORPORATION
                             (A Nevada Corporation)

Filed in the Office of the
Secretary of State of the
State of Nevada
Jan 05 1999
No.: C30645-98
Dean Heller, Secretary of State

         The Undersigned, being sole Director of Saker One Corporation, a Utah corporation, and the sole officer and director of Saker One Corporation, a Nevada corporation, hereby certify as follows:

         1. A merger for the purpose of changing domicile has been approved by the board of directors of Saker One Corporation, a Utah corporation, and Saker One Corporation, a Nevada corporation.

         2. Shareholders owning 5,100,000 of the shares of common stock of Saker One Corporation, a Utah corporation, which number of shares is a majority of the approximately 8,223,373 shares outstanding, voted in favor of such merger on December 14, 1998. The sole shareholder of Saker One Corporation, a Nevada corporation, voted for such plan of merger on December 31, 1998.

         3. A Notice, including a summary of the merger, was mailed to all shareholders of the Utah Corporation on or about November 30, 1998.

         4. Sheridan Industries, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Sheridan Industries, Inc., a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporation Statutes with respect to the rights of dissenting shareholders.


         EFFECTIVE THE 31ST day of December, 1998

         Saker One Corporation                Saker One Corporation
         A Utah corporation                   A Nevada corporation

         BY:/S/ROBERT KROPF                   BY:/S/ROBERT KROPF
         Robert Kropf, President/Secretary    Robert Kropf, President/Secretary


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State of Utah                       )
                                    )ss.
County of Salt Lake City            )

         ON THIS 4TH day of January, 1999, before me, a Notary Public, personally appeared Robert Kropf, and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized director and officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                     /S/JENNIFER L. CLARK

                                                     Notary Public
                                                     Residing at: Salt Lake

My Commission Expires:
7-1-02


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                           NOTICE OF A SPECIAL MEETING
                             OF THE SHAREHOLDERS OF
                              SAKER ONE CORPORATION

         The Board of Directors of Saker One Corporation, a Utah corporation ("the Company"), hereby give notice that a special meeting of the shareholders of record, as of December 1, 1998, is called and will be held on December 14, 1998, at 8:00 a.m. at 4505 South Wasatch Blvd., Suite 21, Salt Lake City, Utah.

         The purpose of the meeting is to authorize the Board of Directors to effect a 120 to 1 reverse split of the Company's common stock, authorize a change of the Company's domicile from Utah to Nevada, and any other matters, which come before the shareholders.

         PLAN OF MERGER: The Company will form a Nevada subsidiary to effectuate a change of corporate domicile. Following the reverse split, the shareholders shall receive one share of the Nevada Corporation for each share of the Company.

         Any shareholders, who will be voting through a proxy, must have the person representing them at the meeting present a copy of a signed and dated proxy statement when they arrive at the meeting.

         Your proxy is not being solicited by the Board of Directors.

         DATED THIS 30TH day of November, 1998.

                                                     By Order Of:
                                                     The Board of Directors